UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

TCW Star Direct Lending LLC
(Exact name of registrant as specified in its charter)

Delaware	814-01566	88-1126955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[X] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

(§240.12b-2 of this chapter).

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 9, 2024, TCW Star Direct Lending LLC (the “Company”) held its 2024 Annual Meeting of Members (the “Annual Meeting”) at which a quorum was present via teleconference or by proxy. At the Annual Meeting, the following matters were submitted to the vote of the members, with the results of voting on each such matter set forth below.

1.	The Company’s members approved a proposal to re-elect the following Class II directors to the Company’s Board of Directors, to hold office until the annual meeting, or special meeting in lieu thereof, of members is held in 2027, with voting results as follows:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Saverio M. Flemma	3,753,190	0	0
Richard T. Miller	3,753,190	0	0

There were no abstentions.

2.	The Company’s members approved a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024, with voting results as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,753,190	0	0	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW STAR Direct Lending LLC
Date: May 13, 2024	By: /s/ Andrew Kim Name: Andrew Kim Title: Chief Financial Officer

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